EXHIBIT 99.1

SUPERTEX, INC.                                        PRESS RELEASE
FOR IMMEDIATE RELEASE			    Contact:	Dr. Henry C. Pao
October 13, 2003					President & CEO
       						Tel:	408-222-8888
						Fax:	408-222-4800
					      Email:	investors@supertex.com

         SUPERTEX REPORTS SECOND FISCAL QUARTER RESULTS

Sunnyvale, CA (October 13, 2003) - Supertex, Inc. (NASDAQ: SUPX) today reported net sales of $12,315,000 for its second fiscal quarter ended September 30, 2003, a 7% decrease from the $13,220,000 reported for the same quarter of the prior year and a 1% decrease compared with the prior quarter of $12,479,000. Net income for the quarter decreased 37% to $447,000 or $0.03 per share on a diluted basis from $713,000 or $0.06 per share on a diluted basis for the same quarter of the prior year, and decreased 42% from $776,000 or $0.06 per share on a diluted basis when compared with the prior quarter.

For the six-month period ended September 30, 2003 versus the same period of the prior year, net sales decreased 6% from $26,497,000 to $24,794,000, but net income increased 15% from $1,060,000 to $1,223,000.

Dr. Henry C. Pao, President and CEO commented, "As we forecast at our last Conference Call, our sales were essentially flat with the prior quarter.
Sales of our backlighting chips to the cell phone industry were flat and we expect future demand to be at this lower run rate. In our medical segment there was some price erosion and we expect this to stabilize in the second half of our fiscal year. Recovery in our telecom segment still remains elusive. Based on customer projections, which we anticipate will be followed by confirmed orders, we expect revenue growth during the second half of our fiscal year, particularly in the fourth quarter. Gross margin for the quarter was 39%, down 3 % from the prior quarter. During the quarter, we had a planned inventory reduction of approximately $1.1 million, which we believe is healthy for the Company going forward, but did affect the gross margin adversely for the quarter due to further under-utilization of our production capacity. Cash flow remained positive. We believe we will start to see some production capacity utilization improvement as demand for our products increases.
R&D spending remains under tight control but at a high level, almost 18% of sales. We introduced some very exciting new products during the quarter. We continue to add sales and technical marketing resources to support these new products. Design-wins and requests for quotations of our new products have continued at a good rate."

Forward Looking Statements

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They include our expectations as to demand, pricing, and revenues, both overall and in specific markets; our anticipation that fab capacity utilization will improve as product demand increases; and our expectation that a large portion of our third quarter business will continue to be turns business. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our customers experience the demand we anticipate for their products which incorporate our products, whether competitors introduce products at lower prices than our products causing price erosion, and whether our customers continue to have difficulty forecasting demand for their products as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. These forward-looking statements are based on our goals and objectives and our assumptions about, and assessment of, the future and may or may not prove true. They speak only as to the date of this release, and we undertake no obligation to publicly release updates or revisions to these statements.


Conference Call Details

The Company will host a conference call at 2:30 p.m. PDT (5:30 p.m. EDT) on October 13, 2003, following the earnings release. President and Chief
Executive Officer, Dr. Henry C. Pao and Executive Vice President, Richard E. Siegel will present an overview of the second fiscal quarter financial results, discuss current business conditions and then respond to questions.

The call is available live to listen or ask questions by dialing 800-223-9488 (domestic) or 785-832-1508 (toll, international) at least 5 minutes before the scheduled start time, and by asking to be connected to the Supertex Quarterly Earnings Release Call. A recorded replay will be available until 11:59 p.m., October 27, 2003 by dialing 800-283-4799 (domestic) or
402-220-0860 (toll, international).

The conference call is also available live via the Internet by logging on to the following URL:
http://www.firstcallevents.com/service/ajwz389642792gf12.html .

If you are unable to participate during the live webcast, the call will be archived at www.supertex.com.

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage interface products for use in the telecommunications, networking systems, flat panel displays, medical and industrial electronics industries. Supertex product, corporate and financial information is readily available at www.supertex.com.

For further information, contact Dr. Henry C. Pao at Supertex, Inc.,
1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our Website at http://www.supertex.com




				SUPERTEX, INC.
		CONSOLIDATED INCOME STATEMENT INFORMATION
				(unaudited)


			      Three-months Ended  	  Six-months Ended
		 	         September 30,	   	   September 30,
			        (in thousands, except per share amounts)

		   	        2003        2002          2003  	2002

Net sales	       	    $ 12,315    $ 13,220      $ 24,794      $ 26,497
Cost of sales                  7,523       8,102        14,812        16,951
			    --------    --------      --------	    --------
Gross profit		       4,792       5,118         9,982         9,546
Research and development       2,276       2,489         4,506         4,807
Selling, general and
  administrative               2,203       2,206         4,593         4,041
  			    --------    --------      --------      --------
  Income from operations         313         423	   883           698
Interest and other income,
  net			         334         657           888           908
  			    --------    --------      --------      --------
  Income before income taxes     647       1,080         1,771         1,606
Provision for income taxes       200         367           548           546
  			    --------    --------      --------      --------
  Net income                $    447    $    713      $  1,223      $  1,060
			    ========    ========      ========      ========
Net income per share
  Basic		            $   0.04    $   0.06      $   0.10      $   0.08
  			    ========	========      ========	    ========
  Diluted		    $   0.03    $   0.06      $   0.09      $   0.08
			    ========    ========      ========      ========
Shares used in per share
computation
  Basic	   		      12,723      12,589        12,705        12,582
  			    ========    ========      ========      ========
  Diluted                     13,047      12,640        12,977        12,788
			    ========    ========      ========      ========


				SUPERTEX, INC.
		  CONSOLIDATED BALANCE SHEET INFORMATION
				(unaudited)

			           September 30, 2003	  March 31, 2003
			                        (in thousands)
ASSETS

Cash and cash equivalents 		  $    59,414	     $    60,931
Short term investments				9,518		   3,945
Accounts receivable, net			9,176		  10,134
Inventories, net			       14,325             14,582
Deferred income taxes				4,030		   4,030
Other current assets			          655                575
  					  -----------	     -----------
  Total current assets			       97,118             94,197
Property, plant and equipment 		       11,042             12,104
Long term investments and other			   97                 97
Deferred income taxes			        2,273              2,273
					  -----------        -----------
TOTAL ASSETS				  $   110,530        $   108,671
					  ===========	     ===========

LIABILITIES
Trade accounts payable 			  $     2,315        $     3,572
Accrued salaries, wages and employee
benefits					6,560              6,784
Other accrued liabilities			  478		     485
Deferred revenue 		                3,017              2,001
Income taxes payable                            3,373              3,304
  					  -----------	     -----------
  Total current liabilities                    15,743             16,146
					  -----------	     -----------
SHAREHOLDERS' EQUITY
Common stock				       30,084             29,045
Retained earnings                              64,703             63,480
  					  -----------	     -----------
  Total shareholders' equity                   94,787             92,525
					  -----------	     -----------
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY			                  $   110,530        $   108,671
					  ===========	     ===========